Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Cara Cassino, M.D., certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of ContraFect Corporation for the quarterly period ended March 31, 2017, fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of ContraFect Corporation.

Date: May 8, 2017	By:	/s/ Cara Cassino, M.D.
	Name:	Cara Cassino, M.D.
Title:

Chief Medical Officer, Executive Vice

President of Research and

Development and Member of the

Interim Office of the Chief Executive

Officer (Co-Principal Executive

Officer and Co-Principal Financial

Officer)

The foregoing certification is not deemed filed with the Securities and Exchange Commission for purposes of section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of ContraFect Corporation under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.